EXHIBIT 10(m)

STOCK OPTION AGREEMENT

THIS AGREEMENT, effective as of the 9 day of October 2002, by and between INNOVA PURE WATER, INC., a Florida corporation (hereinafter referred to as the “Company”), and John E. Nohren, Jr. (hereinafter referred to as “Optionee”).

W I T N E S S E T H:

WHEREAS, the Company has retained the Optionee as an executive officer; and

WHEREAS, Optionee is an considered an important and loyal employee; and

WHEREAS, the Company deems it in its best interest and desires to issue the Optionee options pursuant to this Agreement in lieu of cash compensation otherwise due for the year ending June 30, 2002.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

1. Grant of Option. The Company hereby grants to Optionee an option to acquire 1,270,000 shares of the Company’s common stock at the exercise price of twelve cents [$0.12] per share, which is deemed to be 110% of the fair market value as the date the Company agreed to issue the options to Optionee.

2.

General Terms. The options shall have a ten (10) year term. Optionee may exercise his option at any time in whole or in part by written notice to the Company, by completing Exhibit B. Upon the date so specified, Optionee shall pay the Company the purchase price for the number of shares to be so purchased in immediately available funds. The Company shall forthwith issue to Optionee and deliver to him a stock certificate or certificates for the number of shares so purchased. In the alternative, Optionee may elect the “cashless exercise” provision and receive the Net Issue Exercise Shares in accordance with

Exhibit “A” or enter into a brokers cashless exercise transaction in which the broker remits the net proceeds upon sale to Optionee.

The Company should not be obligated to deliver any shares unless and until there has been compliance with all applicable securities regulations.

3	Merger; Consolidation or Sale of Assets; or Distribution of Dividends;

Upon the reorganization, merger or consolidation of the Company in which the Company is not the surviving entity (other than a merger under Section 368(f) of the Internal Revenue Code of 1986, as amended, for a change of domicile, which is excluded from the definition of Material Transaction), or upon the dissolution or liquidation of the Company, or upon the sale of all or substantially all the assets of the Company in a transaction or series of related transactions, or upon a secondary public offering (each of the foregoing is referred to herein as a “Material Transaction”), Optionee shall have the right to exercise the option with respect to all shares. The Company shall give the Optionee written notice at least five (5) days subsequent to the consummation of a Material Transaction. Upon receipt of such notice from the company, the Optionee may exercise the option and make payment of the exercise price in accordance with the procedure and options as described in Section 2. The Optionee will deliver a written notice to the Company of this intention within ten (10) days of the receipt of the notice by the Company, and conclude the transaction within forty-five (45) days of receipt of notice. Unless otherwise precluded by the Board of Directors prior to the delivery of the written notice from the Company, if the Optionee does not exercise the Option or only exercises the Option in part, the remaining options will remain in force for the full 10-year period of the option.

4. Adjustments. In the event of any stock dividend, split, or reverse split, combination or exchange of shares, recapitalization, merger, consolidation, acquisition of property or stock, separation, reorganization, or the like, the number and class of shares subject to this Agreement and the option price therefor shall be proportionately adjusted.

5. Transferability of Options. The option granted hereunder shall be transferable by Optionee.

6. Death.

a. In the event of the death of Optionee while the option granted hereunder is outstanding, such option may be exercised by the person or persons to whom Optionee’s rights under the option are passed by will or the laws of descent and distribution (including his estate during the period of administration) at any time prior to and until the Expiration of the option.

7. Expenses. The Company shall pay the cost of documentary stamps on any stock issued hereunder as well as all costs of registration and opinions.

8. Counterparts. This Agreement may be executed in several counterparts and all so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all of the parties are not signatory to the original or the same counterpart.

9. Construction and Severability. This Agreement shall be construed in accordance with and governed by the laws of the State of Florida, and the invalidity of any one or more portions of this Agreement or any part thereof, all of which are inserted conditionally on their being valid in law shall not affect the validity of any other portion of this Agreement; and in the event that one or more portions contained herein shall be invalid, this instrument shall be construed as if such invalid portions had not been inserted.

10. Binding. Except as herein otherwise provided to the contrary, this Agreement shall be binding upon and inure to the benefit of the parties signatory hereto, their personal representatives, heirs, successors and assigns.

11. Costs and Attorney’s Fees. If the obligations of the parties expressed herein are the subject of litigation, the prevailing party shall be entitled to recover from the other party all reasonable costs and expenses of such litigation, including reasonable attorneys fees and costs of appeal.

12. Modification. No change or modification in this Agreement shall valid unless the same be in writing and signed by the parties hereto.

13. Applicable Law. This Agreement shall be construed and regulated under and by the laws of the State of Florida.

14. Form S-8. The Company agrees to register the shares underlying these options under cover of a Form S-8 at the company’s expense and deliver a clean certificate.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals.

INNOVA PURE WATER, INC., a Florida corporation

By:
President or Chairman

Attest:
Secretary

Print Name:

EXHIBIT “A”

NET ISSUE EXERCISE SHARES

The Optionee may elect to receive, without the payment by the Optionee of any additional consideration, shares equal to the value of this Option or any portion hereof by the surrender of this Option or such portion to the Company, together with written notice that the Optionee wishes to elect to exercise this Option on a net issue exercise basis, at the office of the Company. Thereupon, the Company shall issue to the Optionee such number of fully paid and nonassessable shares of Common Stock of the Company as is computed using the following formula:

X = Y (A-B)

A

Where	X =	the number of shares to be issued to the Optionee on the exercise of this Option or any portion thereof.

	Y =	the number of shares covered by this Option in respect of which the net issue election is made.

	A =	the fair market value of one share of Common Stock, as determined in good faith by the Board of Directors of the Company, as at the time the net issue election is made.

	B =	the Option Price in effect at the time the net issue election is made.

The Board shall promptly respond in writing to an inquiry by the Optionee as to the fair market value of one share of Common Stock.

EXHIBIT B

FORM OF EXERCISE NOTICE

To be executed by the Optionee to exercise the right to purchase shares of Common Stock under the foregoing Options)

To:  Innova Pure Water Inc.:

The undersigned is the Optionee (or duly authorized holder) of Options (the “Options”) issued by Innova Pure Water Inc., a Florida corporation (the “Company”).

1.  Option is currently exercisable to purchase a total of 1,250,000 Shares of Common Stock

2.  The undersigned Optionee hereby exercises its right to purchase                  Shares of Common Stock pursuant to the Option.

3.  The Optionee shall pay the sum of $                 to the Company in accordance with the terms of the Option: or

4.  Alternatively Shall exercise the Optionee’s cashless provision for                  shares.

5.  Pursuant to this exercise, the Company shall deliver to the Optionee                  Shares of Common Stock in accordance with the terms of the Option.

6.  Following this exercise, the Option shall be exercisable to purchase a total of                 Shares of Common Stock.

Dated:	,

Name of Optionee:

(Print)

By:

Name:

Title:

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